EXHIBIT 99.1

SOUTHSIDE BANCSHARES, INC.
ANNOUNCES NET INCOME FOR THE
THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2013
NASDAQ Global Select Market Symbol - “SBSI”

Tyler, Texas, (October 24, 2013) Southside Bancshares, Inc. (“Southside” or the “Company”) (NASDAQ:SBSI) today reported its financial results for the three and nine months ended September 30, 2013.

Southside reported net income of $7.6 million for the three months ended September 30, 2013, a decrease of $1.0 million, or 11.5%, when compared to $8.6 million for the same period in 2012.  The gain on sale of securities for the three months ended September 30, 2013, decreased $4.3 million when compared to the same period in 2012. Net income for the nine months ended September 30, 2013 decreased $264,000, or 1.0%, to $26.2 million when compared to $26.5 million for the same period in 2012. The gain on sale of securities for the nine months ended September 30, 2013, decreased $4.2 million when compared to the same period in 2012.

Diluted earnings per common share were $0.42 and $0.47 for the three months ended September 30, 2013 and September 30, 2012, respectively, a decrease of $0.05, or 10.6%.  For the nine months ended September 30, 2013, diluted earnings per common share increased $0.01, or 0.7% to $1.46 when compared to $1.45 for the same period in 2012.

The return on average shareholders’ equity for the nine months ended September 30, 2013, was 14.02%, compared to 13.19% for the same period in 2012.  The return on average assets was 1.05% for the nine months ended September 30, 2013 compared to 1.06% for the same period in 2012.

“I am pleased to report the financial results for the third quarter ended September 30, 2013,” stated Sam Dawson, President and Chief Executive Officer of Southside Bancshares, Inc. “During the third quarter our net interest margin and spread increased on a linked quarter basis, our credit quality remained stable and loans increased. We reported a decrease in net income of $1.0 million when comparing the quarter ended September 30, 2013 and 2012. However, net income excluding the gain on sale of securities increased $1.8 million, net of tax, for the quarter ended September 30, 2013 when compared to 2012.”
“During the past quarter we continued to enjoy loan growth in each of the three major markets we serve, East Texas, the DFW metroplex and Austin. Loans increased approximately $24 million or 1.9% (7.5% annualized) on a linked quarter basis. We are fortunate to serve these outstanding markets, as their future outlook appears strong. Texas continues to experience population growth and an influx of corporations relocating from other areas of the country. We hope to capitalize on this growth and the positive business and economic climate.”
“Our net interest margin and spread for the quarter ended September 30, 2013 increased to 3.51% and 3.37%, respectively, from 3.47% and 3.31%, respectively, when compared to the quarter ended June 30, 2013. This is the third consecutive quarter that our net interest margin and spread have increased. Continued loan growth, decreased funding costs and slower prepayments associated with our mortgage-backed securities (“MBS”) portfolio, were the primary drivers.”
“During the quarter we sold lower coupon longer duration municipal securities and replaced a portion of the bonds sold with higher coupon shorter duration municipal securities. The average coupon of our municipal securities increased ten basis points on a linked quarter basis. Purchases of MBS included shorter duration U.S. Agency MBS at lower premiums that created a favorable risk reward scenario.”
“We look forward to building on these financial results in the fourth quarter and into 2014.”

Loans and Deposits

For the nine months ended September 30, 2013, total loans increased by $54.6 million, or 4.3%, when compared to December 31, 2012.  During the nine months ended September 30, 2013, real estate 1-4 family increased $19.1 million, real estate other increased $16.1 million, loans to individuals increased $11.2 million, construction loans increased $13.2 million, municipal loans increased $2.1 million, and commercial loans decreased $7.0 million.

Nonperforming assets decreased for the nine months ended September 30, 2013 by $1.1 million, or 7.2%, to $13.7 million, or 0.39% of total assets at September 30, 2013, when compared to 0.45% at December 31, 2012.  This decrease is primarily a result of a decrease in nonaccrual loans.

During the nine months ended September 30, 2013, deposits, net of brokered deposits, increased $25.5 million, or 1.1%, compared to December 31, 2012.  During this nine month period public fund deposits increased $29.2 million.

Net Interest Income for the Three Months

Net interest income increased $3.3 million, or 14.8%, to $25.3 million for the three months ended September 30, 2013, when compared to $22.0 million for the same period in 2012.  For the three months ended September 30, 2013, our net interest spread increased to 3.37% when compared to 2.99% for the same period in 2012.  The net interest margin increased to 3.51% for the three months ended September 30, 2013 compared to 3.22% for the same period in 2012.  The primary reason for the increase in the net interest spread and margin was the decrease in the yield on the interest bearing liabilities of 41 basis points compared to the same period in 2012.

Net Interest Income for the Nine Months

Net interest income increased $1.5 million, or 2.2%, to $70.0 million for the nine months ended September 30, 2013, when compared to $68.5 million for the same period in 2012.  For the nine months ended September 30, 2013, our net interest spread increased to 3.24% from 3.08% for the same period in 2012.  The net interest margin increased to 3.40% for the nine months ended September 30, 2013, compared to 3.31% for the same period in 2012.

Net Income for the Three Months

Net income decreased $1.0 million, or 11.5%, for the three months ended September 30, 2013, to $7.6 million when compared to the same period in 2012. The decrease was primarily the result of a $4.3 million decrease in gain on sale of securities, which was partially offset by a decrease in interest expense of $2.3 million.

Noninterest expense increased $1.2 million, or 6.2%, for the three months ended September 30, 2013, compared to the same period in 2012 primarily due to the increase in salaries and employee benefits expense.

Net Income for the Nine Months

Net income for the nine months ended September 30, 2013 decreased $264,000, or 1.0%, to $26.2 million, when compared to $26.5 million for the same period in 2012.

The gain on sale of securities for the nine months ended September 30, 2013, decreased $4.2 million when compared to the same period in 2012. In addition, provision of loan losses and FHLB advance impairment charges decreased $2.3 million and $2.0 million, respectively, for the nine months ended September 30, 2013 when compared to the same period in 2012.

Noninterest expense increased $5.1 million, or 8.9%, primarily due to the increase in salaries and employee benefits expense and FHLB prepayment penalties.

About Southside Bancshares, Inc.

Southside Bancshares, Inc. is a bank holding company with approximately $3.5 billion in assets that owns 100% of Southside Bank.  Southside Bank currently has 50 banking centers in Texas and operates a network of 49 ATMs.

To learn more about Southside Bancshares, Inc., please visit our investor relations website at www.southside.com/investor.  Our investor relations site provides a detailed overview of our activities, financial information and historical stock price data.  To receive e-mail notification of company news, events and stock activity, please register on the E-mail Notification portion of the website.  Questions or comments may be directed to Susan Hill at (903) 531-7220, or susan.hill@southside.com.

Forward-Looking Statements

Certain statements of other than historical fact that are contained in this document and in other written material, press releases and oral statements issued by or on behalf of the Company, a bank holding company, may be considered to be “forward-looking statements” within the meaning of and subject to the protections of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are not guarantees of future performance, nor should they be relied upon as representing management’s views as of any subsequent date.  These statements may include words such as “expect,” “estimate,” “project,” “anticipate,” “appear,” “believe,” “could,” “should,” “may,” “likely,” “intend,” “probability,” “risk,” “target,” “objective,” “plans,” “potential,” and similar expressions.  Forward-looking statements are statements with respect to the Company’s beliefs, plans, expectations, objectives, goals, anticipations, assumptions, estimates, intentions and future performance and are subject to significant known and unknown risks and uncertainties, which could cause the Company's actual results to differ materially from the results discussed in the forward-looking statements.  For example, discussions about trends in asset quality, capital, liquidity, growth and earnings and certain market risk disclosures, including the impact of interest rate and other economic uncertainty, are based upon information presently available to management and are dependent on choices about key model characteristics and assumptions and are subject to various limitations.  By their nature, certain of the market risk disclosures are only estimates and could be materially different from what actually occurs in the future.  As a result, actual income gains and losses could materially differ from those that have been estimated.

Additional information concerning the Company and its business, including additional factors that could materially affect the Company’s financial results, is included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 under “Forward-Looking Information” and Item 1A. “Risk Factors,” and in the Company’s other filings with the Securities and Exchange Commission.  The Company disclaims any obligation to update any factors or to announce publicly the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.

	At September 30, 2013	At December 31, 2012	At September 30, 2012

	(dollars in thousands)
		(unaudited)
Selected Financial Condition Data (at end of period):

Total assets	$3,467,974	$3,237,403	$3,221,085
Loans	1,317,568	1,262,977	1,221,595
Allowance for loan losses	19,356	20,585	20,848
Mortgage-backed and related securities:
Available for sale, at estimated fair value	861,845	806,360	865,952
Held to maturity, at amortized cost	293,712	245,538	293,300
Investment securities:
Available for sale, at estimated fair value	363,640	617,707	558,634
Held to maturity, at amortized cost	391,242	1,009	1,009
Federal Home Loan Bank stock, at cost	32,781	27,889	33,939
Deposits	2,408,366	2,351,897	2,301,817
Long-term obligations	528,450	429,408	442,179
Equity	239,308	257,763	276,573
Nonperforming assets	13,653	14,717	15,815
Nonaccrual loans	8,370	10,314	11,879
Accruing loans past due more than 90 days	2	15	9
Restructured loans	3,802	2,998	2,897
Other real estate owned	740	686	708
Repossessed assets	739	704	322

Asset Quality Ratios:
Nonaccruing loans to total loans	0.64%	0.82%	0.97%
Allowance for loan losses to nonaccruing loans	231.25	199.58	175.50
Allowance for loan losses to nonperforming assets	141.77	139.87	131.82
Allowance for loan losses to total loans	1.47	1.63	1.71
Nonperforming assets to total assets	0.39	0.45	0.49
Net charge-offs to average loans	0.77	0.74	0.71

Capital Ratios:
Shareholders’ equity to total assets	6.90	7.96	8.59
Average shareholders’ equity to average total assets	7.51	8.17	8.06

Loan Portfolio Composition

The following table sets forth loan totals by category for the periods presented:

	At September 30, 2013	At December 31, 2012	At September 30, 2012
		(in thousands)
		(unaudited)
Real Estate Loans:
Construction	$126,922	$113,744	$116,079
1-4 Family Residential	387,964	368,845	349,419
Other	252,827	236,760	225,854
Commercial Loans	153,019	160,058	140,479
Municipal Loans	223,063	220,947	220,590
Loans to Individuals	173,773	162,623	169,174
Total Loans	$1,317,568	$1,262,977	$1,221,595

	At or For the Three Months Ended September 30,		At or For the Nine Months Ended September 30,

	2013	2012	2013	2012
	(dollars in thousands)
	(unaudited)
Selected Operating Data:
Total interest income	$29,440	$28,464	$83,656	$89,622
Total interest expense	4,170	6,456	13,615	21,073
Net interest income	25,270	22,008	70,041	68,549
Provision for loan losses	3,640	3,265	6,153	8,491
Net interest income after provision for loan losses	21,630	18,743	63,888	60,058
Noninterest income
Deposit services	4,005	3,907	11,662	11,493
(Loss) gain on sale of securities available for sale	(3)	4,302	9,414	13,571
Loss on sale of securities carried at fair value through income	—	—	—	(498)

Total other-than-temporary impairment losses	—	—	(52)	(21)
Portion of loss recognized in other comprehensive income (before taxes)	—	—	10	(160)
Net impairment losses recognized in earnings	—	—	(42)	(181)

FHLB advance option impairment charges	—	(195)	—	(2,031)
Gain on sale of loans	130	314	690	743
Trust income	759	705	2,212	2,051
Bank owned life insurance income	327	260	845	780
Other	1,334	1,205	3,178	3,439
Total noninterest income	6,552	10,498	27,959	29,367
Noninterest expense
Salaries and employee benefits	13,167	11,919	39,777	35,894
Occupancy expense	1,922	1,980	5,690	5,589
Advertising, travel & entertainment	599	606	1,896	1,813
ATM and debit card expense	310	251	994	817
Director fees	263	261	800	802
Supplies	173	178	592	559
Professional fees	730	781	1,932	2,084
Telephone and communications	383	416	1,218	1,267
FDIC insurance	433	429	1,263	1,313
FHLB prepayment penalties	—	—	988	—
Other	2,284	2,255	6,599	6,556
Total noninterest expense	20,264	19,076	61,749	56,694
Income before income tax expense	7,918	10,165	30,098	32,731
Provision for income tax expense	304	1,558	3,887	6,256
Net income	$7,614	$8,607	$26,211	$26,475

Common share data:
Weighted-average basic shares outstanding	17,876	18,233	17,860	18,211
Weighted-average diluted shares outstanding	17,925	18,248	17,892	18,223
Net income per common share
Basic	$0.43	$0.47	$1.47	$1.45
Diluted	0.42	0.47	1.46	1.45
Book value per common share	—	—	13.38	15.16
Cash dividend paid per common share	0.20	0.20	0.60	0.58

	At or For the Three Months Ended September 30,		At or For the Nine Months Ended September 30,
	2013	2012	2013	2012
	(unaudited)		(unaudited)
Selected Performance Ratios:
Return on average assets	0.88%	1.02%	1.05%	1.06%
Return on average shareholders’ equity	12.91	12.58	14.02	13.19
Average yield on interest earning assets	4.01	4.04	3.98	4.23
Average yield on interest bearing liabilities	0.64	1.05	0.74	1.15
Net interest spread	3.37	2.99	3.24	3.08
Net interest margin	3.51	3.22	3.40	3.31
Average interest earnings assets to average interest bearing liabilities	125.33	127.11	126.78	126.18
Noninterest expense to average total assets	2.34	2.26	2.48	2.28
Efficiency ratio	57.16	59.85	61.70	59.28

RESULTS OF OPERATIONS

The analysis below shows average interest earning assets and interest bearing liabilities together with the average yield on the interest earning assets and the average cost of the interest bearing liabilities.

		AVERAGE BALANCES AND YIELDS
			(dollars in thousands)
			(unaudited)
			Nine Months Ended
	September 30, 2013			September 30, 2012
	AVG		AVG	AVG		AVG
	BALANCE	INTEREST	YIELD	BALANCE	INTEREST	YIELD
ASSETS
INTEREST EARNING ASSETS:
Loans (1) (2)	$1,285,612	$57,531	5.98%	$1,159,643	$55,180	6.36%
Loans Held For Sale	1,421	35	3.29%	1,717	45	3.50%
Securities:
Investment Securities (Taxable)(4)	54,150	672	1.66%	5,452	73	1.79%
Investment Securities (Tax-Exempt)(3)(4)	659,625	21,021	4.26%	341,673	14,352	5.61%
Mortgage-backed and Related Securities (4)	1,054,822	13,685	1.73%	1,526,375	27,730	2.43%
Total Securities	1,768,597	35,378	2.67%	1,873,500	42,155	3.01%
FHLB stock and other investments, at cost	29,843	135	0.60%	34,966	190	0.73%
Interest Earning Deposits	45,620	93	0.27%	14,092	19	0.18%
Total Interest Earning Assets	3,131,093	93,172	3.98%	3,083,918	97,589	4.23%
NONINTEREST EARNING ASSETS:
Cash and Due From Banks	44,416			41,908
Bank Premises and Equipment	50,409			50,455
Other Assets	122,019			168,140
Less: Allowance for Loan Loss	(18,917)			(19,761)
Total Assets	$3,329,020			$3,324,660
LIABILITIES AND SHAREHOLDERS’ EQUITY
INTEREST BEARING LIABILITIES:
Savings Deposits	$107,571	106	0.13%	$95,691	108	0.15%
Time Deposits	632,518	3,479	0.74%	794,370	5,945	1.00%
Interest Bearing Demand Deposits	1,064,743	2,497	0.31%	870,904	2,562	0.39%
Total Interest Bearing Deposits	1,804,832	6,082	0.45%	1,760,965	8,615	0.65%
Short-term Interest Bearing Liabilities	186,520	1,755	1.26%	305,818	4,877	2.13%
Long-term Interest Bearing Liabilities – FHLB Dallas	418,074	4,690	1.50%	316,964	5,094	2.15%
Long-term Debt (5)	60,311	1,088	2.41%	60,311	2,487	5.51%
Total Interest Bearing Liabilities	2,469,737	13,615	0.74%	2,444,058	21,073	1.15%
NONINTEREST BEARING LIABILITIES:
Demand Deposits	562,545			560,636
Other Liabilities	46,693			51,888
Total Liabilities	3,078,975			3,056,582
SHAREHOLDERS’ EQUITY	250,045			268,078
Total Liabilities and Shareholders’ Equity	$3,329,020			$3,324,660
NET INTEREST INCOME		$79,557			$76,516
NET INTEREST MARGIN ON AVERAGE EARNING ASSETS			3.40%			3.31%
NET INTEREST SPREAD			3.24%			3.08%

(1)  Interest on loans includes fees on loans that are not material in amount.
(2)  Interest income includes taxable-equivalent adjustments of $2,886 and $3,082 for the nine months ended September 30, 2013 and September 30, 2012, respectively.
(3)  Interest income includes taxable-equivalent adjustments of $6,630 and $4,885 for the nine months ended September 30, 2013 and September 30, 2012, respectively.
(4)  For the purpose of calculating the average yield, the average balance of securities is presented at historical cost.
(5)  Represents junior subordinated debentures issued by us to Southside Statutory Trust III, IV, and V in connection with the issuance by Southside Statutory Trust III of $20 million of trust preferred securities, Southside Statutory Trust IV of $22.5 million of trust preferred securities, Southside Statutory Trust V of $12.5 million of trust preferred securities and junior subordinated debentures issued by Fort Worth Bancshares, Inc. to Magnolia Trust Company I in connection with the issuance by Magnolia Trust Company I of $3.5 million of trust preferred securities.

Note: As of September 30, 2013 and September 30, 2012, loans totaling $8,370 and $11,879, respectively, were on nonaccrual status.  The policy is to reverse previously accrued but unpaid interest on nonaccrual loans; thereafter, interest income is recorded to the extent received when appropriate.

		AVERAGE BALANCES AND YIELDS
		(dollars in thousands)
			(unaudited)
	Three Months Ended
	September 30, 2013			September 30, 2012
	AVG		AVG	AVG		AVG
	BALANCE	INTEREST	YIELD	BALANCE	INTEREST	YIELD
ASSETS
INTEREST EARNING ASSETS:
Loans (1) (2)	$1,300,606	$19,581	5.97%	$1,203,651	$19,048	6.30%
Loans Held For Sale	702	7	3.96%	1,877	14	2.97%
Securities:
Investment Securities (Taxable)(4)	33,128	139	1.66%	6,016	22	1.45%
Investment Securities (Tax-Exempt)(3)(4)	771,507	8,050	4.14%	466,776	5,879	5.01%
Mortgage-backed and Related Securities (4)	1,087,403	5,069	1.85%	1,395,563	6,695	1.91%
Total Securities	1,892,038	13,258	2.78%	1,868,355	12,596	2.68%
FHLB stock and other investments, at cost	33,472	36	0.43%	35,782	57	0.63%
Interest Earning Deposits	24,472	15	0.24%	12,789	4	0.12%
Total Interest Earning Assets	3,251,290	32,897	4.01%	3,122,454	31,719	4.04%
NONINTEREST EARNING ASSETS:
Cash and Due From Banks	40,344			41,718
Bank Premises and Equipment	50,879			50,265
Other Assets	110,275			170,885
Less: Allowance for Loan Loss	(18,667)			(20,276)
Total Assets	$3,434,121			$3,365,046
LIABILITIES AND SHAREHOLDERS’ EQUITY
INTEREST BEARING LIABILITIES:
Savings Deposits	$109,789	35	0.13%	$97,755	35	0.14%
Time Deposits	660,771	1,199	0.72%	740,203	1,574	0.85%
Interest Bearing Demand Deposits	1,052,529	777	0.29%	893,773	846	0.38%
Total Interest Bearing Deposits	1,823,089	2,011	0.44%	1,731,731	2,455	0.56%
Short-term Interest Bearing Liabilities	254,256	116	0.18%	293,692	1,551	2.10%
Long-term Interest Bearing Liabilities – FHLB Dallas	456,448	1,679	1.46%	370,815	1,618	1.74%
Long-term Debt (5)	60,311	364	2.39%	60,311	832	5.49%
Total Interest Bearing Liabilities	2,594,104	4,170	0.64%	2,456,549	6,456	1.05%
NONINTEREST BEARING LIABILITIES:
Demand Deposits	568,023			587,315
Other Liabilities	38,048			48,929
Total Liabilities	3,200,175			3,092,793
SHAREHOLDERS’ EQUITY	233,946			272,253
Total Liabilities and Shareholders’ Equity	$3,434,121			$3,365,046
NET INTEREST INCOME		$28,727			$25,263
NET INTEREST MARGIN ON AVERAGE EARNING ASSETS			3.51%			3.22%
NET INTEREST SPREAD			3.37%			2.99%

(1)  Interest on loans includes fees on loans that are not material in amount.
(2)  Interest income includes taxable-equivalent adjustments of $963 and $1,215 for the three months ended September 30, 2013 and September 30, 2012, respectively.
(3)  Interest income includes taxable-equivalent adjustments of $2,494 and $2,040 for the three months ended September 30, 2013 and September 30, 2012, respectively.
(4)  For the purpose of calculating the average yield, the average balance of securities is presented at historical cost.
(5)  Represents junior subordinated debentures issued by us to Southside Statutory Trust III, IV, and V in connection with the issuance by Southside Statutory Trust III of $20 million of trust preferred securities, Southside Statutory Trust IV of $22.5 million of trust preferred securities, Southside Statutory Trust V of $12.5 million of trust preferred securities and junior subordinated debentures issued by Fort Worth Bancshares, Inc. to Magnolia Trust Company I in connection with the issuance by Magnolia Trust Company I of $3.5 million of trust preferred securities.

Note: As of September 30, 2013 and September 30, 2012, loans totaling $8,370 and $11,879, respectively, were on nonaccrual status.  The policy is to reverse previously accrued but unpaid interest on nonaccrual loans; thereafter, interest income is recorded to the extent received when appropriate.